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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
DBT Online, Inc.:


We have issued our report dated August 12, 1999 regarding the consolidated financial statements of I.R.S.C., Inc. and subsidiaries as of December 31, 1998 and for each of the two years then ended, appearing in the Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1999, which is incorporated by reference in the Prospectus that is a part of this Registration Statement of DBT Online, Inc. on Form S-3. We consent to the incorporation by reference of said report in the Prospectus. We also consent to the use of our name as it appears under the heading "Experts" in such Prospectus.


                                                           /s/ Corbin & Wertz
                                                           --------------------
                                                           CORBIN & WERTZ

Irvine, California
April 17, 2000